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                                                                    EXHIBIT 10.3

                          CLASSIC COMMUNICATIONS, INC.

                   EMPLOYEE LOAN/STOCK PURCHASE INCENTIVE PLAN



1.       PURPOSE

The Classic Communications, Inc. Employee Loan/Stock Purchase Incentive Plan (the "Plan") is intended to (i) encourage and facilitate ownership of shares of the Class A common stock of Classic Communications, Inc. (the "Company") by officers and other key employees of the Company and its Subsidiaries, (ii) provide those employees with a stronger, more immediate focus on shareholder value creation, (iii) create a working environment where participating employees of the Company and its Subsidiaries share in the same risks and rewards as the Company's other shareholders, and (iii) create a retention vehicle by:

o providing participating employees of the Company and its Subsidiaries with an opportunity to significantly increase their ownership of the Class A common stock of the Company coupled with incentive awards based on the performance of the Company and its Class A common stock and

o providing this opportunity in a manner that places participating employees at risk in the event of inadequate Company performance.

2.       DEFINITIONS

Except where the content otherwise indicates, the following definitions apply:

"Board" means Board of Directors of the Company.

"Commission" means the Securities and Exchange Commission.

"Committee" means the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board.

"Common Stock" means the Class A common stock, $0.01 par value per Share, of the Company.

"Company" means Classic Communications, Inc., a Delaware corporation, or any successor corporation.

"Effective Date" means the date the Plan is adopted by the Board.


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"1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

"Participant" means each eligible employee of the Company or any of its Subsidiaries who is designated by the Committee to participate in the Plan.

"Plan" means this Classic Communications, Inc. Employee Loan/Stock Purchase Incentive Plan, as amended from time to time in accordance with the Plan's provisions.

"Plan Agreement" means that certain Agreement between a Participant and the Company substantially in the form of Exhibit B.

"Recourse Loan" means an extension of credit to the Participant by the Company evidenced by a Recourse Note.

"Recourse Note" means a full recourse note with respect to the Recourse Loan in substantially the same form as set forth on Exhibit A.

"Service" means employment as an employee or consultant with the Company or its Subsidiaries.

"Subsidiary" means a corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity or participation and voting power).

"Termination of Service" means a Participant's termination of Service such that he or she is no longer an employee or consultant of either the Company or any of its Subsidiaries for any reason whatsoever.


3.       MAXIMUM LOAN AMOUNT UNDER THE PLAN

The aggregate loan amount under the Plan shall not exceed $5,000,000.

4.       TERM OF THE PLAN

The Plan shall become effective on the Effective Date. The Plan shall be terminated on the expiration of the last outstanding Recourse Note.

5.       ELIGIBLE PARTICIPANTS


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The individuals who, in the opinion of the Committee, can materially influence the long-term performance of the Company and/or its subsidiaries. The Committee shall have the sole power and complete discretion to select the individuals described above.

6.       ELIGIBLE LOAN AMOUNT

Unless otherwise determined by the Committee, the maximum loan amount for each Participant shall not exceed (i) for employees, their total cash compensation for the year 1999, and (ii) for directors, $250,000.

7.       LOAN PROVISIONS

         (a) General. The Company shall extend a Recourse Loan to a Participant subject to the terms and conditions set forth in this Section 7. Such Recourse Loan shall be evidenced by a Recourse Note, in a form similar to Exhibit A, with full recourse against the Participant as maker of the note. The obligations of the Participant under the Re course Note shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any change in the existence, structure or owner ship of the Company.

                  Notwithstanding anything to the contrary in this Section 7, the Company shall not be required to make any Recourse Loan to a Participant if the making of such Recourse Loan will (i) cause the Company to violate any covenant or similar provision in any indenture, loan agreement or other agreement, or (ii) violate any applicable federal, state or local law.

         (b) Interest. The Recourse Loan will bear interest at the Base Rate as defined on the date of the Recourse Note in Classic Cable, Inc.'s senior credit agreement dated as of July 28, 1998 plus 1.75%, plus 7% if the Participant either (i) sells, assigns, transfers or otherwise disposes of the Restricted Stock or (ii) resigns from or is involuntarily terminated from employment with the Company, as further defined in the Participant's Recourse Note.

         (c) Term. The term of the Recourse Loan for any Participant shall begin on the date of such Recourse Note and shall become due and payable on the 7th anniversary of such date (the "Maturity Date").

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         (d)      Prepayment. The Recourse Loan may be prepaid at any time
                  without any premium or penalty.

         (e) Acceleration. The Recourse Loan may be accelerated as provided for in the Participant's Recourse Note.

         (f) Repayment of Market Appreciation. Upon the earlier of (i) three (3) years after the date of the Participant's Recourse Note or (ii) the date of a Change of Control (as defined below), of Classic Communications, Inc., any after-tax profit realized by the Participant as a result of any Restricted Stock being directly or indirectly sold, contracted to be sold, transferred, assigned or otherwise disposed of by the Participant will be required to be repaid to the Company within two (2) business days after the receipt of such proceeds; provided, however, that this Section 7(f) will not apply in the event that the Participant is terminated without "Cause" (as hereinafter defined). For purposes of this Section 7(f), "Cause" shall mean (i) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties, or (ii) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the company or its subsidiaries, monetarily or otherwise. For purposes of this paragraph, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Participant will not be deemed to have been terminated for Cause without (1) reasonable notice to the Participant setting forth the reasons for the Company's intention to terminate for Cause, (2) an opportunity for the Participant, together with his counsel, to be heard before the Board, and (3) delivery to the Participant of a "Notice of Termination" (as hereinafter defined), from the Board finding that in good faith opinion of three-quarters (3/4) of the Board the Participant was guilty of conduct set forth above in clause (i) or (ii) hereof, and specifying the particulars thereof in detail. A "Notice of Termination" shall mean a notice (communicated to the Participant in accordance with Section 7 hereof), which shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of

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                  the Participant's employment for Cause. For the avoidance of doubt, the provisions of this Section 7(f) will not apply to a sale of stock in connection with a Change of Control. For purposes of this Section 7(f), a Change of Control will have the meaning set forth in the Company's 1999 Omnibus Stock Incentive Plan.

         (g) The Participant agrees to notify the Company of any shares of Restricted Stock sold, assigned, transferred or otherwise disposed of and if requested by the Company, further agrees to the placement of a legend on each certificate representing the shares of Restricted Stock, which legend shall include, without limitation, references to the provisions of the Stock Loan Plan restricting the sale, assignment, transfer or disposition of shares of Restricted Stock.

8.       PLAN ADMINISTRATION

The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall interpret the Plan and make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. Among other things, the Committee shall have the authority, subject to the terms of the Plan, to determine (i) the individuals to whom the Recourse Loans are extended, (ii) the times at which the Recourse Loans are extended, (iii) the basis for any Termination of Service, and (iv) the forms, terms and provisions of any documents under the Plan, including amending or modifying the terms of the Plan. Any action taken or determination made by the Committee pursuant to this paragraph and the other paragraphs of the Plan in which the Committee is given discretion shall be final and conclusive on all parties. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the entire Committee. The Commit tee may consult with counsel, who may be counsel to the Company, and such other advisors as the Committee may deem necessary and/or desirable, and the members of the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel or any other advisor.


9.       AMENDMENT AND DISCONTINUANCE OF THE PLAN

The Board, upon the recommendation of the Committee, may amend, suspend or terminate the Plan at any time, subject to the provisions of this Section 9. No amendment, suspension or termination of the Plan may, without the consent of a


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Participant, adversely affect such Participant's rights under the Plan in any material respect.


10.      MISCELLANEOUS PROVISIONS


         (a) NOT AN EMPLOYMENT CONTRACT. NOTHING IN THE PARTICIPANT'S RECOURSE NOTE SHALL CONFER UPON THE PARTICIPANT THE RIGHT TO CONTINUE IN THE EMPLOYMENT OF THE COMPANY OR ANY OF ITS AFFILIATES OR AFFECT ANY RIGHTS WHICH THE COMPANY OR ANY COMPANY AFFILIATE MAY HAVE TO TERMINATE THE EMPLOYMENT OF THE PARTICIPANT.


         (b) Nonassignability. No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the loan amount, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be considered null and void. In addition, no derivative security (as defined in Rule 16a-1 (c), as promulgated by the Commission under the 1934 Act, or any successor definition adopted by the Commission) issued under the Plan shall be transferable by a Participant (to the extent transferable under the Plan) other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974 or the rules promulgated thereunder.

         (c) Separability, Validity. Transactions under this Plan are intended to qualify under Rule 16b-3 of the 1934 Act. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3, then such terms and provisions shall be deemed inoperative to the extent they so conflict with such requirements. In the event that any


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                  provision of the Plan is held to be invalid, void or
                  unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan.

         (d) Inurement of Rights and Obligations. The rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and the Participants and their beneficiaries.

         (e) GOVERNING LAW. THE PROVISIONS OF THE PARTICIPANT'S RECOURSE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.



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